FOREIGN UTILITY ACQUISITIONS BY U.S. COMPANIES
1995 - NOVEMBER 1999/1/

               Foreign Utility Acquisitions by U.S. Companies

                                             Acquirier Cost
Acquirer/Project/Country           Year           ($ millions)        Ownership

Southern-SWEB-UK                   1995           $1,800              100%

PacifiCorp-PowerCor-               1995           1,600               100%
Australia

Texas Utilities-Eastern       1995           1,600               100%
Energy-Australia

UtiliCorp-United Energy            1995           600                 50%
Australia

CSW-SEEBOARD-UK                    1996           2,500               100%

Dominion Resources-East            1996           2,200               100%
Midlands-UK

MidAmerican Energy-                1996           910                 70%
Northern Electric-UK

Cinergy-Midlands-UK                1996           1,300               50%

GPU-Midlands-UK                    1996           1,300               50%

Entergy-CitiPower-                 1996           1,200               100%
Australia

GPU-PowerNet-Australia             1997           1,900               100%

Southern-CEPA-Asia                 1997           3,400               100%

Entergy-London Electricity         1997           2,100               100%
-UK

AES-Companhia Centro-Oeste         1997           1,370               90%
de Distribuicao de Energia
Electric-Brazil

AEP-Yorkshire Electricity-         1997           1,200               50%
UK

PSC Colorado-Yorkshire             1997           1,200               50%
Electricity-UK

Southern-BEWAG-Germany             1997           820                 26%

PSEG-Rio Grande Energia-           1997           500                 33%
Brazil

AES-Light Servicos de              1996-1997      470                 13.75%
Electricidade-Brazil/2/

Texas Utilities-Energy             1998           7,400               100%
Group-UK

Enron-Elektro Electriciolade       1998           1,300               100%
e Servicos S.A.-Brazil

Reliant-Corelca-Columbia           1998           420                 32.5%

Reliant-UNA-Netherlands            1999           2,400               100%

Texas Utilities-Westar/            1999           1,020               100%
Kinetik-Australia

British Gas-Comgas-Brazil        1999        940                 64%

Edison Mission-Contact             1999           6,250               40%
Energy-New Zealand

Sempra Energy-Chilquinta           1999           415                 45%
S.A.-Chile

PSEG-Chilquinta S.A.-              1999           415                 45%
Chile

GPU-Transmission Pipelines         1999           675                 100%
Australia-Australia

AES-National Power Drax            1999           3,000               100%
Limited-UK

Duke Energy-Companhia de           1999           80                  100%
Geracao de Energia Electrica
Paranapanema-Brazil

Edison Mission-Ferrybridge         1999           2,030               100%
and Fiddlers Ferry Power
Stations-UK

Potomac Electric Power Co-         1999           724                 100%
certain gas transmission
networks-Holland

AES-Tiete-Brazil                   1999           486                 61%


                 SECONDARY SALES BY OR TO U.S. UTILITIES
                        1995 - NOVEMBER 1999 /3/
                                        Acquirer Cost
Acquirer/Project/Seller            Year           ($ millions)        Ownership

PowerGen-East Midlands-            1998           $3,200              100%
Dominion Resources

Electricite de France-             1998           3,180               100%
London Electricity-Entergy

AEP-Citipower-Entergy              1998           1,100               100%

GPU-Midlands-Cinergy               1999           700                 50%

Duke Energy-certain Latin          1999           405                 100%
American electric generation
facilities-Dominion Resources

PP&L Resources-SWEB-Southern/4/  1996-1998   400                 51%



                                ENDNOTES

/1/    Includes completed and announced privatizations and acquisitions of foreign utility companies or assets where purchase price at least $400 million. All data based on publicly available information.

/2/    AES acquired its 13.75% interest in two transactions (May 1996 and
January 1997).

/3/    Includes completed and announced transactions where purchase price at least $400 million. All data is based on publicly available information.

/4/    Southern sold an aggregate 51% interest in SWEB to PP&L Resources in two transactions (July 1996 and June 1998).